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                                                                    EXHIBIT 23.4

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Leviathan Gas Pipeline Partners, L.P. of our reserve report as of December 31, 1998, and all references to our firm appearing in this Registration Statement of Leviathan Gas Pipeline Partners, L.P. for the fiscal year ended December 31, 1998. We also consent to the reference to us under the heading of "Experts" in this Registration Statement.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:      /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                                    Frederic D. Sewell
                                                         President

Dallas, Texas

August 26, 1999